WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  I.  FINANCIAL INFORMATION
      Item 1.  Financial Statements
                                                FORM 10Q
                                           ENERGY WEST INCORPORATED
                              CONDENSED CONSOLIDATED BALANCE SHEETS


                                           ASSETS
                                                           March 31                   June 30
                                                             1995                      1994

    Current Assets:
      Cash                                                     ($500)                  $512,213
      Restricted Deposit with Trustee                         59,383                    204,550
      Accounts Receivable (net)                            5,247,408                  2,627,531
      Natural Gas and Propane Inventory                      639,415                    699,623
      Materials and Supplies                                 491,152                    388,547
      Prepayments and other                                  146,585                    199,380
      Refundable Income Tax Payments                               0                    237,023
      Recoverable Cost of Gas Purchases                     (203,642)                   400,966
      Prepaid Gas Costs                                          987                          0
      Deferred Tax Assets-Currentnt                          148,099                          0
            Total Current Assets                           6,528,887                  5,269,833
    Investments                                               12,476                     12,476
    Notes Receivable Due After One Year                       22,608                     94,721
    Property, Plant and Equipment-Net                     22,552,810                 20,562,816
    Deferred Charges                                       3,090,343                  2,846,130
    Total Assets                                         $32,207,124                $28,785,976




                                           CAPITALIZATION AND LIABILITIES
    Current Liabilities:
      Note payable to bank                                $1,435,000                 $1,275,000
      Long-Term obligations due within one year              389,561                    343,064
      Accounts Payable - Gas Purchases                     1,990,165                  1,263,839
      Other Current and Accrued Liabilities                2,293,238                  1,310,750
            Total Current Liabilities                      6,107,964                  4,192,653
    Deferred Credits                                       5,070,669                  4,482,297
    Long-term obligations                                 10,401,227                 10,718,064
      Stockholders' Equity
        Preferred Stock                                            0                          0
         Common Stock (2,244,325 and
         2,191,478 shares were outstanding at March
            31, 1995 and June 30, 1994 respectively)         336,649                    328,722
        Capital in Excess of Par Value                     2,040,687                  1,643,793
        Retained Earnings                                  8,249,927                  7,420,447
           Total Stockholders' Equity                     10,627,263                  9,392,962
    Total Capitalization and Liabilities                 $32,207,123                $28,785,976

     The accompanying notes are an integral part of these condensed financial statements.










                                           FORM 10Q
                                           ENERGY WEST INCORPORATED
                              CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                                                         ThreeMonths Ended      Nine Months Ended
                                                                                              March 31              March 31

                                                                                     1995          1994         1995         1994


    Operating Revenues                                                             $9,999,986   $9,767,995  $22,619,064  $22,917,890
    Operating Expenses
      Gas Purchased                                                                 5,904,766    5,762,029   13,189,003   14,066,261
      Distribution General&Administrative                                           1,606,209    1,555,739    4,745,608    4,500,977
      Maintenance                                                                      95,697       98,530      230,989      262,759
      Depreciation and Amortization                                                   411,009      380,725    1,178,842    1,108,203
      Other Taxes                                                                     153,627      138,125      443,540      397,292
            Total Operating Expenses                                                8,171,308    7,935,148   19,787,982   20,335,492
    Operating Income                                                                1,828,678    1,832,847    2,831,082    2,582,398
    Other Income - Net                                                                 52,242       58,889      148,929      198,296
    Income Before Interest Charges & Taxes                                          1,880,920    1,891,736    2,980,011    2,780,694
    Interest Charges:
          Long-Term Debt                                                              193,946      201,858      544,681      577,919
          Other                                                                        76,325       19,886      237,978      137,615
            Total Interest Charges                                                    270,271      221,744      782,659      715,534
    Net Income before Income Taxes                                                  1,610,649    1,669,992    2,197,352    2,065,160
    Income Taxes                                                                      564,737      579,890      735,860      673,651
    Net Income Before Cumulative Effect of Change in Accounting Principle           1,045,912    1,090,102    1,461,492    1,391,509
    Cumulative Effect of Change as of July 1, 1993 from Adoption of FASB 109                   -            -            -      92,6
88
    Net Income                                                                     $1,045,912   $1,090,102   $1,461,492   $1,484,197
    Income Per Share of Common and Common Equivalent Stock:
    Before Cumulative Effect of a Change in Accounting Principle                        $0.47        $0.49        $0.65        $0.63

    Cumulative Effect of Change as of July 1, 1993 from Adoption of FASB 109             0.00         0.00         0.00         0.04
    Earnings per Share                                                                  $0.47        $0.49        $0.65        $0.67
    Dividends per common share                                                        $0.0950      $0.0875      $0.2850      $0.2625

    Weighted Average Common Shares Outstanding                                      2,232,297    2,206,982    2,232,297    2,206,982


    The accompanying notes are an integral part of these condensed financial statements.













                                           FORM 10Q
                                           ENERGY WEST INCORPORATED
                              Condensed Consolidated Statements of Cash Flows


                                                                          Nine Months Ended
                                                                              March 31
                                                                          1995         1994

    Operating Activities:
         Net Income                                                    $1,461,492    $1,484,197


         Adjustment fo Reconcile Net Income to Cash Flows:
           Depreciation and Amortization                                1,156,057     1,171,203
           Investment Tax Credit - Net                                    (15,797)      (15,797)
           Deferred Income Taxes - Net                                   (189,384)      254,858
           Changes in Working Capital Amounts Other
             Than Cash and Debt                                           238,527    (1,039,248)
           (Gain) Loss on Sale of Property, Plant & Equipment              (1,708)      (15,615)
              Net Cash Provided By (Used In) Operating Activities       2,649,187     1,839,598

    Investing Activities:
           Construction Expenditures                                   (3,034,269)   (2,157,684)
           Restricted Deposit                                               2,449       411,961
           Proceeds from Sale of Property, Plant & Equipment               64,249        26,491
           Collection of Long-Term Notes Receivable                        72,113        30,732
           Proceeds from Contributions in Aid of Construction              71,089        42,230
              Net Cash Provided By (Used In) Investing Activities      (2,824,369)   (1,646,270)
    Financing Activities:
           Proceeds from Long-Term Borrowings                              52,545        17,949
           Debt Issuance and Reacquisition Costs                                0       (65,559)
           Repayment of Long-Term Borrowings                             (322,885)     (304,502)
           Proceeds from Short-Term Borrowings                         13,700,000    15,086,124
           Repayment of Short-Term Borrowings                         (13,540,000)  (14,126,000)
           Sale of Common Stock                                           404,821        10,988
           Dividends Paid                                                (632,012)     (572,932)
            Net Cash Provided By (Used In) Financing Activities          (337,531)       46,068
              Net Increase (Decrease) in Cash and Cash Equivalents       (512,713)      239,396

               Cash and Cash Equivalents at Beginning of Year             512,213       685,225
               Cash and Cash Equivalents at End of Period                   ($500)     $924,621



     The accompanying notes are an integral part of these condensed financial statements.



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